UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2011
CVR PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35120	56-2677689
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification Number)
incorporation)
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
(Address of principal executive offices,
including zip code)
Registrant’s telephone number, including area code:                (281) 207-3200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
     On October 27, 2011, CVR Partners, LP issued a press release announcing a cash distribution for the quarter ended September 30, 2011. A copy of the press release is furnished with this Current Report on Form 8-K.
     CVR Partners is reaffirming its previous distribution guidance of $1.92 for the twelve months ending March 31, 2012 as reported in its prospectus dated April 7, 2011 in connection with its initial public offering.
     The foregoing information contains forward-looking statements based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. These statements are subject to risks, uncertainties, assumptions and other important factors. You are cautioned not to put undue reliance on such forward-looking statements (including forecasts and projections regarding our future performance) because actual results may vary materially from those expressed or implied as a result of various factors, including, but not limited to those set forth under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the CVR Partners, LP Prospectus and any other filings CVR Partners, LP makes with the Securities and Exchange Commission. CVR Partners, LP assumes no obligation to, and expressly disclaims any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The following exhibit is being “furnished” as part of this Current Report on Form 8-K:
99.1      Press release, dated October 27, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: October 27, 2011

CVR PARTNERS, LP

By: CVR GP, LLC, its general partner

By:	/s/ Edward Morgan
Edward Morgan,
Chief Financial Officer and Treasurer